Exhibit 10.6

PROMISSORY NOTE

(Revolving Loans)

$US 20,000,000	February 6, 2007

New York, New York

FOR VALUE RECEIVED, the undersigned ( the “Borrower”), hereby promises to pay to Sovereign Bank (the “Lender”), at the Funding Office provided for by the Credit Agreement referred to below, for the account of the Lender, the principal sum of $20,000,000 (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Revolving Loans made by the Lender.

This Note evidences Revolving Loans made by the Lender under the Credit Agreement dated as of February 6, 2007 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) between the Borrower, Yankee Holding Corp., a Delaware corporation (the “Parent”), Yankee Acquisition Corp., a Massachusetts corporation (the “Initial Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent (in such capacity, the “Administrative Agent”), Merrill Lynch Capital Corporation, as syndication agent (in such capacity, the “Syndication Agent”), Sovereign Bank and Wells Fargo Retail Finance, LLC, as co-documentation agents (in such capacity, the “Co-Documentation Agents”), and Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

NOTE

Signature page to Promissory Note

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 10.6 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

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Signature page to Promissory Note

THE YANKEE CANDLE COMPANY, INC.

By:	/s/ Bruce H. Besanko

Name:	Bruce H. Besanko

Title:	Chief Financial Officer

NOTE

Signature page to Promissory Note